Exhibit 10.1

August 21, 2002

Mr. James Donnelly
{address}

RE: Special Severance Benefits Protection

Dear Jim:

You are a participant in the amended and restated Wisconsin Energy Corporation Special Executive Severance Policy (the "SESP"), the terms of which are incorporated by reference into this letter. Capitalized terms used in this letter shall have the same meaning as in the SESP. The SESP provides you with certain Separation Benefits in the event of your termination of employment under certain circumstances involving a Covered Termination Associated with a Change in Control of Wisconsin Energy Corporation ("WEC"). You are the President of WICOR Industries, Inc. a subsidiary of WEC and the purpose of this letter is to provide you with special severance benefits under certain circumstances in the event WEC determines to sell WICOR Industries, Inc.

Accordingly, if a "WICOR Industries Change of Control Event" as defined below occurs, we agree WEC will provide you with the same Separation Benefits as are provided in the SESP, under certain circumstances.

Those circumstances will be exactly the same as described in the SESP as a "Covered Termination Associated with a Change in Control," provided only that for purposes of this letter agreement, a term "WICOR Industries Change of Control Event" shall be substituted in place of the term "Change in Control." The term "WICOR Industries Change of Control Event" shall mean the sale or distribution by WEC of WICOR Industries, Inc., whether such sale or distribution occurs by way of a sale of the stock or of all or substantially all the assets of WICOR Industries, or otherwise, but such term shall exclude any such sale or distribution to you or any entity or group in which you have an interest.

If you become entitled to Separation Benefits under the terms of the SESP, no benefits will become payable under this letter agreement, and vice versa, in order to prevent any duplication. All of the other terms and provisions of the SESP are incorporated by reference into this letter and shall apply to the special severance benefits protection evidenced by this letter agreement.

If this is acceptable to you, please sign this letter in the space provided below and return a copy to me, and this letter will then serve as a binding agreement between us.

Very truly yours,

WISCONSIN ENERGY CORP.

By:  /s/ Richard A. Abdoo

The foregoing is accepted
as of August 26, 2002.

/s/ James Donnelly
James Donnelly